Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of Vivid Seats Inc. on Form S-1, of our report dated May 7, 2021, relating to the financial statements of Horizon Acquisition Corporation (as restated), which are contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 5, 2021